Exhibit 99.2

Perfect Moment to Attend the 37th Annual ROTH Conference, March 17-18, 2025

LONDON—February 28, 2025—Perfect Moment Ltd. (NYSE American: PMNT), the high-performance, luxury skiwear and lifestyle brand that fuses technical excellence with fashion-led designs, has been invited to attend the 37th Annual ROTH Conference being held at The Laguna Cliffs Marriott in Dana Point, California, on March 16-18, 2025.

The conference will feature on-demand presentations by companies across a range of industry sectors, in-person one-on-one and small group meetings, industry panels, and fireside chats.

Past conferences have attracted more than 5,000 participants, comprised of institutional investors, family offices, high-net-worth investors, and equity analysts.

On March 17-18, Perfect Moment co-founder and chairman, Max Gottschalk, will participate in one-on-one meetings with analysts and investors.

He will discuss the company’s continued expansion from its strong base in luxury performance skiwear into the broader, faster-growing global luxury outerwear market.

This expansion has included the recent introduction of new year-round products across new categories designed to complement the company’s current Fall/Winter lineup as well as its anticipated Summer 2025 Collection. These products are expanding the brand’s appeal from the slope to the city and extending the selling period to throughout the year.

The company has also made a series of strategic moves designed to drive growth and expansion of its brand presence across global markets. It opened seasonal retail stores in New York and London and engaged several new top-tier sales agencies strategically located around the world. The company’s new U.S. distribution center has lowered delivery costs, expanded margins and improved customer experience.

Most recently, the company appointed new senior leadership who have driven growth for other major luxury brands. It also completed the first phase of a multi-channel global co-marketing campaign in collaboration with Diageo (NYSE:DEO), the $61 billion global leader in beverage alcohol and producer of Johnnie Walker, the world’s #1 Scotch Whisky.

Gottschalk will also participate on an industry panel, “Strategies for Emerging Outdoor and Active Lifestyle Brands,” hosted by ROTH Capital Partners senior research analyst, Matthew Koranda. Clarus Corporation CFO, Mike Yates, will also join the panel.

Submit your conference registration request here. To schedule a one-on-one meeting with Perfect Moment, please contact your ROTH representative.

For questions or further information about Perfect Moment, contact Ron Both of CMA at (949) 432-7557, or submit your request here.

About ROTH MKM

ROTH MKM is a relationship-driven investment bank focused on serving growth companies and their investors. Their full-service platform provides capital raising, high impact equity research, macroeconomics, sales and trading, technical insights, derivatives strategies, M&A advisory, and corporate access. Headquartered in Newport Beach, California, ROTH MKM is a privately-held, employee-owned organization and maintains offices throughout the U.S. For more information, please visit www.roth.com.

About Perfect Moment

The Perfect Moment brand was born in 1984 in the mountains of Chamonix, France. The Perfect Moment brand was relaunched by Max and Jane Gottschalk in 2012 and was acquired by the company in 2017 and 2018. Perfect Moment is a high-performance luxury skiwear and lifestyle brand. It blends technical excellence with fashion-forward designs, creating pieces that effortlessly transition from the slopes to the city, the beach, and beyond.

Initially the vision of extreme sports filmmaker and professional skier Thierry Donard, the brand was built on a sense of adventure that has sustained for over 20 years. Donard, fueled by his personal experiences, was driven by a desire to create pieces that offered quality, style and performance, pushing the wearer in the pursuit of every athlete’s dream: to experience ‘The Perfect Moment.’

In 2012, British-Swiss entrepreneurial couple Jane and Max Gottschalk took ownership of the brand. Under Jane’s creative direction Perfect Moment was injected with a new style focus, one that reignited the spirit of the heritage brand, along with a commitment to improving fit, performance and the use of best-in-class functional materials. As such, the designs evolved into distinct statement pieces synonymous with the brand as we know it today.

Today, the brand is available globally, online and at major retailers, including MyTheresa, Net-a-Porter, Harrods, Selfridges, Saks, Bergdorf Goodman and Neiman Marcus.

Perfect Moments’ global luxury ski apparel market is expected to reach $1.7 billion in 2024 and grow at a compound annual growth rate (CAGR) of 6.2% through 2032, according to Business Research Insights. Its expanding market for luxury outerwear is expected to reach $17.9 billion in 2024 and grow at a 6.7% CAGR through 2033, reports Business Research Insights.

Learn more at www.perfectmoment.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ from those contained in the forward-looking statements, include those risks and uncertainties described more fully in the section titled “Risk Factors” in the final prospectus for our initial public offering and in our Form 10-K for the fiscal year ended March 31, 2024, filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made as of this date and are based on information currently available to us. We undertake no duty to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Company Contact
Julie Robinson, Brand Director
Perfect Moment
Tel +44 7595178702

Email contact

Investor Contact
Ronald Both or Grant Stude
CMA Investor Relations
Tel (949) 432-7566
Email contact